Exhibit 99.1

ENERGY TRANSFER EQUITY ANNOUNCES

EXPIRATION AND FINAL RESULTS OF CONSENT SOLICITATION

TO AMEND SENIOR NOTES INDENTURE

DALLAS — February 17, 2012 – Energy Transfer Equity, L.P. (NYSE: ETE) (the “Partnership”) announced today the expiration and final results of its solicitation of consents (the “Consent Solicitation”) to amend (the “Proposed Amendment”) the indenture (the “Indenture”) governing the Partnership’s 7.500% Senior Notes due 2020 (the “Notes”). The Consent Solicitation expired at 5:00 p.m., New York City time, on February 16, 2012 (the “Expiration Date”).

Based on the final tabulation by D.F. King & Co., Inc., the Information and Tabulation Agent, the Partnership announced that it has received consents from the Holders of $1,749,212,000 in aggregate principal amount, or approximately 97.18%, of its outstanding Notes as of the Expiration Date.

The consents received by the Partnership exceeded a majority in aggregate principal amount of outstanding Notes (the “Requisite Consent”). Based on these consents, on February 16, 2012, the Partnership and the trustee under the Indenture executed a supplemental indenture effecting the Proposed Amendment (the “Second Supplemental Indenture”). The Second Supplemental Indenture is effective and, upon the payment of the consent consideration equal to $7.50 per $1,000 principal amount of Notes, which will be paid to holders of Notes who have validly delivered consents to the Proposed Amendment prior to the Expiration Date (and not properly revoked) as promptly as practicable after the satisfaction or waiver of the other conditions to the Consent Solicitation, including the completion of the proposed merger involving Southern Union Company (“SUG”) and the Partnership, will be operative and binding upon all holders of Notes, whether or not such holders have delivered consents.

The Second Supplemental Indenture modifies the definition of “Restricted Subsidiary” under the Indenture to exclude the parent entity of SUG (“SUG Holdco”) and its Subsidiaries, including SUG, from the definition of “Restricted Subsidiary” under the Indenture. The Second Supplemental Indenture also makes conforming modifications to the definitions of “Non-Recourse Indebtedness” and “Project Finance Subsidiary” under the Indenture. In addition, the Second Supplemental Indenture makes certain other technical amendments described in greater detail in the Second Supplemental Indenture.

Credit Suisse Securities (USA) LLC served as the Solicitation Agent and D.F. King & Co., Inc. served as the Information and Tabulation Agent for the Consent Solicitation.

The Partnership’s obligations to pay the consent consideration are set forth solely in the Consent Solicitation Statement dated February 8, 2012 and the related Consent Form. This press release is not a solicitation of consent with respect to any securities.

Energy Transfer Equity, L.P. (NYSE:ETE) is a publicly traded partnership, which owns the general partner and 100 percent of the incentive distribution rights (IDRs) of Energy Transfer Partners, L.P. (“ETP”) and approximately 50.2 million ETP limited partner units; and owns the general partner and 100 percent of the IDRs of Regency Energy Partners LP (“Regency”) and approximately 26.3 million Regency limited partner units.

Forward-Looking Statements

All statements in this press release that are not historical facts should be considered as “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, excluding historical information, include forward-looking statements. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. Statements using words such as “anticipate,” “believe,” “intend,” “project,” “plan,” “expect,” “continue,” “estimate,” “goal,” “forecast,” “may,” “will” or similar expressions help identify forward-looking statements. Although the Partnership and its general partner believe such forward-looking statements are based on reasonable assumptions and current expectations and projections about future events, no assurance can be given that such assumptions, expectations or projections will prove to be correct. Forward-looking statements are subject to a variety of risks, uncertainties and assumptions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, the Partnership’s actual results may vary materially from those anticipated, projected, forecasted, estimated or expressed in forward-looking statements since many of the factors that determine these results are subject to uncertainties and risks that are difficult to predict and beyond management’s control. For additional discussion of risks, uncertainties and assumptions, see “Part II — Other Information – Item 1A. Risk Factors” in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011, as well as “Part I — Item 1A. Risk Factors” in the Partnership’s Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission on February 28, 2011 and the Consent Solicitation Statement.

Contacts

Investor Relations:

Energy Transfer

Brent Ratliff

214-981-0700 (office)

Media Relations:

Granado Communications Group

Vicki Granado

214-599-8785 (office)

214-498-9272 (cell)